Exhibit 99.9

2021-22

Offices of the
Legislative Assembly

Estimates

General Revenue Fund

2021-22

Offices of the
Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Travis Toews
President of Treasury Board and Minister of Finance
in the Legislative Assembly of Alberta

February 25, 2021

ISBN 978-1-4601-4999-7 (Print)
ISBN 978-1-4601-5000-9 (PDF)
ISSN 1919-1529 (Print)
ISSN 1920-8804 (Online)

TABLE OF CONTENTS
INTRODUCTION AND SUMMARY TABLES
Preface	i
Schedule of Amounts to be Voted	1
Voted Spending by Office	2
Amounts Not Required to be Voted by Office	2
Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	5
Office of the Auditor General	9
Office of the Ombudsman	13
Office of the Chief Electoral Officer	17
Office of the Ethics Commissioner	21
Office of the Information and Privacy Commissioner	25
Office of the Child and Youth Advocate	29
Office of the Public Interest Commissioner	33

PREFACE

The 2021-22 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2021. Together with the 2021-22 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2021 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

■	Voted Spending by Office,

■	Amounts Not Required to be Voted by Office, and

■	Full-Time Equivalent Employment.

As required by section 24 of the Financial Administration Act, these estimates present detailed information for each office on amounts to be drawn from the General Revenue Fund in 2021-22. The details include the following information, as applicable:

■	Amount to be Voted,

■	Supplementary Information (including a statement of objective and services provided),

■	Voted Spending by Program,

■	Amounts Not Required to be Voted, and

■	Statement of Operations Change in Capital Assets, and Change in Inventory Assets, where applicable.

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2021-22 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The ‘Standing Orders’ direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Bill for the Appropriation Act, 2021 introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2021-22 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each office’s estimate amounts are divided into:

■	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and

■	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2021-22 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of February 25, 2021. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the 2020-21 Offices of the Legislative Assembly Estimates tabled on Februray 27, 2020. Differences in the 2020- 21 amounts between these two documents are the result of adjustments applied to maintain the comparability of past amounts with the 2021-22 estimate amounts.

i	PREFACE

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2021. The Financial Administration Act requires the 2021-22 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriation acts are drafted to contain the specific set of supply votes that have been resolved by the Committee of Supply.

A Supply Vote is a discrete allocation from the 2021-22 estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, the cash funding requirements for any and all expense, capital investment and financial transactions are combined in a single vote for each office.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments by the Consolidated Government in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of inventories. The only use of the financial transaction supply vote in this document is for the acquisition of inventories, and the headers used in the supply vote presentations reflect the more specific application.

PREFACE	ii

SCHEDULE OF AMOUNTS TO BE VOTED
SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL
VOTE	Estimate

Support to the Legislative Assembly	$65,915,000

Office of the Auditor General	$26,250,000

Office of the Ombudsman	$3,847,000

Office of the Chief Electoral Officer	$11,213,000

Office of the Ethics Commissioner	$932,000

Office of the Information and Privacy Commissioner	$6,998,000

Office of the Child and Youth Advocate	$14,922,000

Office of the Public Interest Commissioner	$1,030,000

Total amount to be voted under section 1 of the Appropriation Act, 2021	$131,107,000

1	Offices of the Legislative Assembly

VOTED SPENDING BY OFFICE
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
Support to the Legislative Assembly	59,812	64,298	60,188	64,765
Office of the Auditor General	26,196	26,810	25,220	26,200
Office of the Ombudsman	3,707	3,936	3,602	3,847
Office of the Chief Electoral Officer	25,584	7,216	6,684	9,713
Office of the Ethics Commissioner	835	940	922	932
Office of the Information and Privacy Commissioner	6,779	7,256	7,019	6,998
Office of the Child and Youth Advocate	15,026	14,672	14,192	14,672
Office of the Public Interest Commissioner	904	1,043	912	1,030
Office of the Election Commissioner	1,096	-	-	-
Sub-Total	139,939	126,171	118,739	128,157

CAPITAL INVESTMENT
Support to the Legislative Assembly	525	1,050	1,050	1,050
Office of the Auditor General	167	115	375	50
Office of the Ombudsman	34	-	-	-
Office of the Chief Electoral Officer	904	1,530	1,507	1,500
Office of the Ethics Commissioner	49	-	-	-
Office of the Information and Privacy Commissioner	56	-	17	-
Office of the Child and Youth Advocate	9	250	225	250
Sub-Total	1,744	2,945	3,174	2,850

INVENTORY ACQUISITION
Support to the Legislative Assembly	176	-	63	100
Total	141,859	129,116	121,976	131,107
AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE
EXPENSE
Support to the Legislative Assembly	927	1,209	896	933
Office of the Auditor General	210	230	250	210
Office of the Ombudsman	67	25	27	26
Office of the Chief Electoral Officer	1,110	1,250	1,250	1,250
Office of the Ethics Commissioner	3	3	13	13
Office of the Information and Privacy Commissioner	22	-	-	-
Office of the Child and Youth Advocate	69	107	81	141
Office of the Public Interest Commissioner	(12)	-	-	-
Office of the Election Commissioner	23	-	-	-
Sub-Total	2,419	2,824	2,517	2,573
Total	2,419	2,824	2,517	2,573

On November 22, 2019, pursuant to the Reform of Agencies, Boards and Commissions and Government Enterprises Act, 2019, the Office of the Election Commissioner completed a restructuring transaction that resulted in the transfer of all liabilities and related responsibilities, including contingent liabilities and contractual obligations, from the Office of the Election Commissioner to the Office of the Chief Electoral Officer.

Offices of the Legislative Assembly	2

FULL-TIME EQUIVALENT EMPLOYMENT
	Comparable
	2020-21 Budget	2021-22 Estimate
Support to the Legislative Assembly	386	386
Office of the Auditor General	153	153
Office of the Ombudsman	30	30
Office of the Chief Electoral Officer	32	32
Office of the Ethics Commissioner	5	5
Office of the Information and Privacy Commissioner	47	47
Office of the Child and Youth Advocate	77	74
Office of the Public Interest Commissioner	5	5

Total	735	732

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Nathan Cooper
Speaker of the Legislative Assembly

Shannon Dean, QC
Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through them, Albertans make provincial laws and provide money needed by the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws so made by Albertans.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
LEGISLATIVE ASSEMBLY	60,513	65,348	61,301	65,915

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

All services required for the operation of the Legislative Assembly including committees.

Publication of Alberta Hansard, the Order Papers, Votes and Proceedings and Bills.

Public information, public education and visitor programs.

Library service to the Legislature, public service and general public.

Payments relating to inter-parliamentary relations.

Payment of communication expenses for Members of the Legislative Assembly.

Furniture, equipment, supplies procurement and leasing and property management services for Members’ constituency and caucus offices.

Processing and payment of indemnities, expense allowances, living travel expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly, as authorized by the Legislative Assembly Act.

Processing and payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Information technology services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Broadcast services to support Members of the Legislative Assembly and serve the general public.

Communication services for the Legislative Assembly Office.

Human resource services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Legal, procedural and security services to support Members of the Legislative Assembly.

Development, enhancement and maintenance of broadcast and IT infrastructure independent of Government.

Support to the Legislative Assembly	6

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Legislative Assembly Office Administration	21,733	22,453	21,671	22,750
2	Members of the Legislative Assembly Administration	30,879	33,426	30,994	33,596
3	United Conservative Party Caucus	3,188	4,168	4,168	4,168
4	New Democratic Party Caucus	3,426	3,030	3,030	3,030
5	Other Caucuses	121	896	-	896
6	Planning and Development Initiatives	215	325	325	325
7	Election Preparation	250	-	-	-

CAPITAL INVESTMENT
1	Legislative Assembly Office Administration	80	650	650	650
2	Members of the Legislative Assembly Administration	48	-	-	-
6	Planning and Development Initiatives	397	400	400	400
INVENTORY ACQUISITION
1	Legislative Assembly Office Administration	176	-	63	100
Total		60,513	65,348	61,301	65,915

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the fundin authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	833	1,209	833	833
	Consumption of Inventory	243	-	63	100
	Valuation Adjustments and Other Provisions	(149)	-	-	-
Total		927	1,209	896	933

7	Support to the Legislative Assembly

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
Other Premiums, Fees and Licences	-	3	-	3
Other Revenue	494	10	27	4
Total	494	13	27	7

EXPENSE

Support to the Legislative Assembly	60,739	65,507	61,084	65,698

Net Operating Result	(60,245)	(65,494)	(61,057)	(65,691)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Support to the Legislative Assembly	525	1,050	1,050	1,050

AMORTIZATION	(833)	(1,209)	(833)	(833)

Change in Capital Assets Total	(308)	(159)	217	217

CHANGE IN INVENTORY ASSETS
INVENTORY ACQUISITION
Support to the Legislative Assembly	176	-	63	100

CONSUMPTION	(243)	-	(63)	(100)

Change in Inventory Assets Total	(67)	-	-	-

Support to the Legislative Assembly	8

Office of the Auditor General

W. Doug Wylie
Auditor General

The vision and mission of the Office of the Auditor General is making a difference in the lives of Albertans by identifying opportunities to improve the performance of and confidence in the public service.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
AUDITOR GENERAL	26,363	26,925	25,595	26,250

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide independent assurance to the 87 Members of the Legislative Assembly of Alberta, and the people of Alberta, that public money is spent properly and provides value.

SERVICES PROVIDED

Under the Auditor General Act, the Auditor General is the legislated independent auditor of the Consolidated Financial Statements of the Province of Alberta, including all ministries, departments, and most provincial agencies, boards, commissions, and regulated funds. The audits conducted by the Office of the Auditor General report on how government is managing its responsibilities and the province’s resources.

Financial statement audits provide assurance on the financial statements of the province, regulated funds, agencies, boards and commissions, and reports on management’s financial reporting processes and controls, compliance with authorities and legislation. Independent auditor’s reports accompany the financial statements of each entity audited by the Office of the Auditor General and are included in the annual reports published by government. These reports provide the Auditor General’s opinion on whether management’s financial statements are presented fairly and in accordance with the appropriate accounting standards.

Through performance auditing, the Auditor General also examines the economy, efficiency and effectiveness of government programs and processes to provide assurance they are working as intended. The audits selected result from extensive planning, including input from stakeholders, and are based on significance, level of risk and relevancy to Albertans.

In addition, the Auditor General may also perform special duties as assigned by the Assembly, or Executive Council if those special duties do not conflict with or impair the performance of the Auditor General's duties under the Auditor General Act.

Office of the Auditor General	10

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Office of the Auditor General	26,196	26,810	25,220	26,200

CAPITAL INVESTMENT
1	Office of the Auditor General	167	115	375	50

Total		26,363	26,925	25,595	26,250

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	210	230	250	210

Total		210	230	250	210

11	Office of the Auditor General

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
None	-	-	-	-

EXPENSE
Office of the Auditor General	26,406	27,040	25,470	26,410

Net Operating Result	(26,406)	(27,040)	(25,470)	(26,410)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Auditor General	167	115	375	50

AMORTIZATION	(210)	(230)	(250)	(210)

Change in Capital Assets Total	(43)	(115)	125	(160)

Office of the Auditor General	12

Office of the Ombudsman

Marianne Ryan

Ombudsman

The Alberta Ombudsman serves Albertans by providing oversight of provincial government authorities, municipalities and other jurisdictional entities to ensure fair treatment through independent investigations, recommendations and education for all Albertans.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OMBUDSMAN	3,741	3,936	3,602	3,847

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Alberta Ombudsman responds to complaints of unfair treatment by provincial government authorities, municipalities (effective April 1, 2018), the Patient Concerns Resolution Process of Alberta Health Services, health professions and other designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Investigates written complaints of unfair administrative decisions, processes and treatment by authorities and organizations identified in the Ombudsman Act.

Provides an intake service to assist people to advance their complaint to the appropriate contact, department or other complaint mechanism within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, municipalities, designated professional organizations, the Patient Concerns Resolution Process of Alberta Health Services and Alberta municipalities in developing policy and procedures that enhance administrative fairness.

Offers public outreach services to increase and enhance awareness of the Ombudsman’s office.

Conducts "own motion" investigations where the Ombudsman, on her own initiative, investigates administrative issues within her jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	14

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Office of the Ombudsman	3,707	3,936	3,602	3,847

CAPITAL INVESTMENT
1	Office of the Ombudsman	34	-	-	-

Total		3,741	3,936	3,602	3,847

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	25	25	27	26
	Valuation Adjustments and Other Provisions	42	-	-	-

Total		67	25	27	26

15	Office of the Ombudsman

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
Services charged to other Government Entities	327	400	392	398

EXPENSE
Office of the Ombudsman	3,774	3,961	3,629	3,873

Net Operating Result	(3,447)	(3,561)	(3,237)	(3,475)
CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Ombudsman	34	-	-	-

AMORTIZATION	(25)	(25)	(27)	(26)

Change in Capital Assets Total	9	(25)	(27)	(26)

Office of the Ombudsman	16

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums, and plebiscites in support of the Election Act, the Alberta Senate Election Act, and the Referendum Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

The Office monitors and enforces campaign financing and third party advertising under the Local Authorities Election Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
CHIEF ELECTORAL OFFICER	26,488	8,746	8,191	11,213

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums, and plebiscites in support of the Election Act, Alberta Senate Election Act, and Referendum Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

To provide enforcement activities of regulated political entities.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections, referendums, and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, leadership contestants, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act, Election Finances and Contributions Disclosure Act, Alberta Senate Election Act, Referendum Act, and Local Authorities Election Act.

Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.

Office of the Chief Electoral Officer	18

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Corporate Services	4,942	5,131	5,119	5,029
2	Elections	20,039	988	815	2,653
3	Enumerations	93	50	73	-
4	Other Electoral Events	-	153	153	1,418
5	Compliance and Enforcement	345	894	524	613
	Transfer of Liabilities from the Election Commissioner [1]	165	-	-	-
CAPITAL INVESTMENT
1	Corporate Services	904	930	930	775
2	Elections	-	500	500	625
3	Enumerations	-	100	77	100
Total		26,488	8,746	8,191	11,213

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	1,120	1,250	1,250	1,250
	Valuation Adjustments and Other Provisions	(10)	-	-	-
Total		1,110	1,250	1,250	1,250

1	On November 22, 2019, pursuant to the Reform of Agencies, Boards and Commissions and Government Enterprises Act, 2019, the Office of the Election Commissioner completed a restructuring transaction that resulted in the transfer of all liabilities and related responsibilities, including contingent liabilities and contractual obligations, from the Office of the Election Commissioner to the Office of the Chief Electoral Officer.

19	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
Other Revenue	74	-	-	-
EXPENSE
Corporate Services	6,052	6,181	6,169	6,079
Elections	20,039	1,155	982	2,820
Enumerations	93	83	106	33
Other Electoral Events	-	153	153	1,418
Compliance and Enforcement	345	894	524	613
Transfer of Liabilities from the Election Commissioner [1]	165	-	-	-
Total	26,694	8,466	7,934	10,963

Net Operating Result	(26,620)	(8,466)	(7,934)	(10,963)
CHANGE IN CAPITAL ASSETS
INVESTMENT
Corporate Services	904	930	930	775
Elections	-	500	500	625
Enumerations	-	100	77	100
Total	904	1,530	1,507	1,500

AMORTIZATION	(1,120)	(1,250)	(1,250)	(1,250)

Change in Capital Assets Total	(216)	280	257	250

1	On November 22, 2019, pursuant to the Reform of Agencies, Boards and Commissions and Government Enterprises Act, 2019, the Office of the Election Commissioner completed a restructuring transaction that resulted in the transfer of all liabilities and related responsibilities, including contingent liabilities and contractual obligations, from the Office of the Election Commissioner to the Office of the Chief Electoral Officer.

Office of the Chief Electoral Officer	20

Office of the Ethics Commissioner

Marguerite Trussler, Q.C.
Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
ETHICS COMMISSIONER	884	940	922	932

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	22

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Office of the Ethics Commissioner	835	940	922	932
CAPITAL INVESTMENT
1	Office of the Ethics Commissioner	49	-	-	-
Total		884	940	922	932

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	1	3	13	13
	Valuation Adjustments and Other Provisions	2	-	-	-
Total		3	3	13	13

23	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
None	-	-	-	-

EXPENSE
Office of the Ethics Commissioner	838	943	935	945
Net Operating Result	(838)	(943)	(935)	(945)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Ethics Commissioner	49	-	-	-
AMORTIZATION	(1)	(3)	(13)	(13)

Change in Capital Assets Total	48	(3)	(13)	(13)

Office of the Ethics Commissioner	24

Office of the Information and Privacy Commissioner

Jill Clayton
Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
INFORMATION AND PRIVACY COMMISSIONER	6,835	7,256	7,036	6,998

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),

●	the Health Information Act (HIA), and

●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●	Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.

●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.

●	Receiving comments from the public concerning the administration of the Acts.

●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.

●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.

●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.

●	Commenting on the implications for access to or protection of health information.

●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner	26

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Office of the Information and Privacy Commissioner	6,779	7,256	7,019	6,998

CAPITAL INVESTMENT
1	Office of the Information and Privacy Commissioner	56	-	17	-

Total		6,835	7,256	7,036	6,998

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS

	Amortization	22	-	-	-
Total		22	-	-	-

27	Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
Other Revenue	1	-	-	-

EXPENSE
Office of the Information and Privacy Commissioner	6,801	7,256	7,019	6,998

Net Operating Result	(6,800)	(7,256)	(7,019)	(6,998)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Information and Privacy Commissioner	56	-	17	-

AMORTIZATION	(22)	-	-	-

Change in Capital Assets Total	34	-	17	-

Office of the Information and Privacy Commissioner	28

Office of the Child and Youth Advocate

Del Graff
Child and Youth Advocate

The Office of the Child and Youth Advocate champions children’s rights, amplifies young people’s voices, and fosters youth participation.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
CHILD AND YOUTH ADVOCATE	15,035	14,922	14,417	14,922

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children and youth with respect to any proceeding under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	Promoting the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identifying areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	30

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Child and Youth Advocate's Office	1,037	1,039	999	1,021
2	Advocacy Services	2,775	2,794	2,631	2,774
3	Systemic Advocacy	346	425	341	425
4	Legal Representation for Children and Youth	4,908	4,052	4,360	4,426
5	Investigations	2,262	2,260	2,062	2,114
6	Intake, Engagement and Education	1,142	1,227	1,101	1,219
7	Strategic Support	2,556	2,875	2,698	2,693
CAPITAL INVESTMENT
7	Strategic Support	9	250	225	250
Total		15,035	14,922	14,417	14,922

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	73	86	80	91
	Valuation Adjustments and Other Provisions	(4)	21	1	50

Total		69	107	81	141

31	Office of the Child and Youth Advocate

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
Other Revenue	-	-	2	-

EXPENSE
Child and Youth Advocate's Office	1,042	1,040	993	1,024
Advocacy Services	2,770	2,801	2,639	2,792
Systemic Advocacy	353	426	338	428
Legal Representation for Children and Youth	4,907	4,053	4,359	4,427
Investigations	2,264	2,273	2,067	2,125
Intake, Engagement and Education	1,141	1,228	1,097	1,225
Strategic Support	2,618	2,958	2,780	2,792
Total	15,095	14,779	14,273	14,813
Net Operating Result	(15,095)	(14,779)	(14,271)	(14,813)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Strategic Support	9	250	225	250

AMORTIZATION	(73)	(86)	(80)	(91)

Change in Capital Assets Total	(64)	164	145	159

Office of the Child and Youth Advocate	32

Office of the Public Interest Commissioner

Marianne Ryan
Public Interest Commissioner

The Public Interest Commissioner’s office administers the Public Interest Disclosure (Whistleblower Protection) Act by facilitating the disclosure and investigation of significant and serious matters that public service employees believe may be unlawful, dangerous to the public or injurious to the public interest.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
PUBLIC INTEREST COMMISSIONER	904	1,043	912	1,030

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Public Interest Commissioner is an independent Officer of the Alberta Legislature responsible for investigating allegations of wrongdoing and reprisal in the public service. Legislated by the Public Interest Disclosure (Whistleblower Protection) Act (the Act), our office serves as a resource for provincial public service employees who believe wrongdoing is occurring in their organization. We work to foster a culture where whistleblowing is embraced and where employees and management share a common goal of detecting and remedying wrongdoing. An effective public service depends on the commitment of everyone working within it to maintain the highest possible standards of honesty, openness and accountability.

SERVICES PROVIDED

Facilitates the disclosure and investigation of significant and serious matters relating to government departments, public entities, elected officials and offices of the Legislature. Enforces the protection provisions of the Act for public service employees who take steps in accordance with the Act.

Manages, investigates and make recommendations respecting disclosures of wrongdoings and complaints of reprisals.

Promotes public confidence in the administration of the public service.

Office of the Public Interest Commissioner	34

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
OPERATING EXPENSE
1	Office of the Public Interest Commissioner	904	1,043	912	1,030
Total		904	1,043	912	1,030

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Valuation Adjustments and Other Provisions	(12)	-	-	-

Total		(12)	-	-	-

35	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2019-20 Actual	2020-21 Budget	2020-21 Forecast	2021-22 Estimate
REVENUE
None	-	-	-	-

EXPENSE
Office of the Public Interest Commissioner	892	1,043	912	1,030

Net Operating Result	(892)	(1,043)	(912)	(1,030)

Office of the Public Interest Commissioner	36